EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                              Three Months
                             Ended  March 31                 Years Ended December 31,
                         ------------------------------------------------------------------------------
                                  1997         1996         1995         1994         1993         1992
                         ------------------------------------------------------------------------------
Income (loss) before
income taxes and after
minority interest              176,777    1,729,938
                            ==========   ==========
                                                      $   77,447   $1,986,488   $1,976,231   $1,225,874
Add fixed charges:
Interest expense               463,585    1,975,110    1,265,227      666,141      599,238      643,023
                            ==========   ==========
Amortization of debt
service                         13,900       72,100      100,200      140,600       93,150      185,209
                            ==========
Rental expense                  36,917      147,667      163,333      149,667      105,333       46,000
                            ==========
                         ------------------------------------------------------------------------------
Total fixed charges            514,402    2,194,877    1,528,760      956,408      797,721      874,232
                            ==========   ==========
                         ------------------------------------------------------------------------------
Income (loss) as adjusted   $  691,179   $3,924,815   $1,606,207   $2,942,896   $2,773,952   $2,100,106
                            ==========   ==========
                         ------------------------------------------------------------------------------
Fixed charges in
excess of earnings

Ratio of earnings                 1.34         1.79         1.05         3.08         3.48         2.40
to fixed charge                   ====         ====